Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE

BUTLER NATIONAL CORPORATION (OTCBB - BUKS) ADDS TWO MEMBERS TO THE BOARD OF DIRECTORS

[OLATHE, KS], April 23, 2010 - Butler National Corporation (OTC Bulletin Board BUKS), a leading manufacturer and provider of support systems for "Classic" commercial and military aircraft and a recognized provider of professional management services in the gaming industry, announces Mike Tamburelli and Brad Hoffman have been appointed to the Butler National Corporation Board of Directors.

Mike Tamburelli, a gaming veteran of over 28 years, joins the Board after serving as the General Manager of the Boot Hill Casino & Resort. He previously held the positions of Vice President and General Manager of the Isle of Capri Casinos in Kansas City. Prior to his tenure at the Missouri location, Mr. Tamburelli held senior management positions at various Isles of Capri Casino properties located throughout the Midwest and Gulf regions. He began his career in Atlantic City where he held management positions at nationally recognized casinos with progressively responsible supervisory roles in slot operations.

Brad Hoffman is currently the Director of Business Operations for ISG Technology, where he is responsible for managing the overall business operations for the Kansas City/Topeka Region. Mr. Hoffman joined ISG Technology in March 2005 to lead the launch of a new branch in Kansas City. Prior to joining ISG Technology, Mr. Hoffman spent 10 years as a Manager in the Business Consulting divisions of RSM McGladrey, Inc. and Arthur Andersen, LLP. Mr. Hoffman is a graduate of the University of Kansas.

"We welcome Mike and Brad to the Butler National Corporation Board of Directors. Their experience and expertise will provide meaningful contributions to the leadership of the company." commented Warren Wagoner, Chairman of the Board of Butler National Corporation.

Our Business:

Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft. Services include electronic monitoring of water pumping stations, temporary employee services, gaming services and administrative management services.

Forward-Looking Information:

The information set forth above includes "forward-looking statements" as outlined in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Words such as "anticipate," "estimate," "expect," "project," "intend," "may," "plan," "predict," "believe," "should" and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference. Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:
Craig D. Stewart, Investor Relations Butler National Corporation 19920 W. 161st Street Olathe, KS 66062 Jim Drewitz, Public Relations jim@jdcreativeoptions.com	Ph (214) 498-7775 Fax (913) 780-5088 Ph (830) 669-2466